ARTICLES OF MERGER

These Articles of Merger entered into this 21st day of November, 2000 by and between Bethurum Laboratories, Ltd. (the "Surviving Company") and Bethurum Laboratories, Inc. (the "Merging Company"), WITNESSETH as follows:

1. The parties hereto do hereby adopt the Agreement and Plan of Merger a copy of which is annexed hereto to the intend that the merger shall be effective on the 22nd day of November, 2000 (the "effective date").

2. The Memorandum and Articles of Association of the Surviving Company were registered with the Registrar of Companies in the British Virgin Islands on the 22nd day of September 2000.

3. The Articles of Incorporation of the Merging Company were filed in the office of the Lieutenant Governor of the State of Utah on the 22nd day of April 1983.

4. The Merger was approved for both the Surviving Company and the Merging Company by Resolutions of directors respectively dated the 21st day of November, 2000.

5. The Surviving Company has complied with all the provisions of the laws of the British Virgin Islands and the Merging Company has complied with all the provisions of the laws of Utah, USA to enable them to merge upon the effective date.

6. The Merger was approved for both the Surviving Company and the Merging Company by Resolutions of members respectively dated the 22nd day of November 2000.

7. The name of the Surviving Company upon the consummation and effectiveness of this Merger shall be Bethurum Laboratories, Ltd.

IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this 21st day of November, 2000.

SIGNED and DELIVERED for and           )    /s/ William A. Silvey, Jr.
on behalf of                          )    --------------------------
Bethurum Laboratories, Ltd.            )    William A. Silvey, Jr.
by William A. Silvey, Jr.              )    Director
a duly authorised officer              )
before me:                             )

Maureen Michelsen
9700 Leawood, #1214
Houston, TX 77099

 /s/ Maureen Michelsen
-----------------------------
NOTARY PUBLIC

SIGNED and DELIVERED for and           )    /s/ W. Scott Thompson
on behalf of                           )    --------------------------
Bethurum Laboratories, Inc.            )    W. Scott Thompson
by W. Scott Thompson                   )    Director
a duly authorised officer              )
before me:                             )

Maureen Michelsen
9700 Leawood, #1214
Houston, TX 77099

 /s/ Maureen Michelsen
-----------------------------
NOTARY PUBLIC